EXHIBIT 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report, dated March 16, 2022, relating to the consolidated financial statements of Avino Silver & Gold Mines Ltd. as of December 31, 2021 and for the year ended December 31, 2021 included in the Annual Report on Form 40-F filed with the Commission on April 3, 2023 and to the reference to us in the Short Form Base Shelf Prospectus of which is a part of this Registration Statement.

Vancouver, Canada

April 17, 2023